RAIT Financial Trust Declares 2010 Annual Common Dividend

PHILADELPHIA, PA – January 10, 2011 – RAIT Financial Trust (“RAIT”) (NYSE: RAS) today announced that after reviewing RAIT’s estimated 2010 REIT taxable income, RAIT’s Board of Trustees (the “Board”) declared a 2010 annual cash dividend on RAIT’s common shares of $0.03 per common share. The dividend will be paid on January 31, 2011 to holders of record on January 21, 2011. The ex-dividend date is January 19, 2011.

The Board decided to continue its approach of considering whether to declare a dividend on RAIT’s common shares related to RAIT’s 2011 annual REIT distribution requirements once a full year of RAIT’s 2011 REIT taxable income is available. The Board expects to continue to review and determine the dividends on RAIT’s preferred shares on a quarterly basis.

About RAIT Financial Trust

RAIT Financial Trust manages a portfolio of real estate related assets, provides a comprehensive set of debt financing options to the real estate industry and invests in real estate related assets. RAIT’s management uses its experience, knowledge and relationship network to seek to generate and manage real estate related investment opportunities for RAIT and for outside investors. For more information, please visit www.raitft.com or call Investor Relations at 215.243.9000.

RAIT Financial Trust Contact
Andres Viroslav
215-243-9000
aviroslav@raitft.com